UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

HPEV, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Pkwy, Suite 300 Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7567

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 13, 2014, the stockholders of HPEV, Inc. (the “Company”) voted to amend the Bylaws of the Company by deleting plurality voting of the directors and instead provide that at the annual meeting of shareholders the directors be elected by a majority of the outstanding shares entitled to vote.

The amendment to the Bylaws is annexed hereto as Exhibit 3.7. All statements made herein concerning the amendment are qualified by reference to said Exhibit.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 13, 2014, the Company held its annual meeting (the "Meeting") of stockholders at the offices of the Company located at 8875 Hidden River Pkwy, Suite  300, Tampa, Florida. As of the record date for the Meeting, November 15, 2013, there were 48,917,595 shares of common stock issued and outstanding plus 9,950,000 additional shares entitled to vote as a result of the 199 shares of Series A Convertible Preferred Stock. As described in the proxy statement which was filed with the Securities and Exchange Commission on December 24, 2013 and sent to all the shareholders of record in connection with the Meeting, the Company would not count the vote of the shares issued in connection with capital raises during the 2013 fiscal year as a result of ongoing litigation with Spirit Bear Limited. Accordingly, 5,733,826 shares were excluded from voting at the Meeting. The Company received proxies from stockholders holding an aggregate of 53,133,769 shares, or 88% of the issued and outstanding shares (including the shares underlying the preferred stock).

The amendment to the Bylaws of the Company to delete plurality voting of the directors and instead provide that at the annual meeting of shareholders the directors be elected by a majority of the outstanding shares entitled to vote was approved.

Timothy Hassett, Judson Bibb and Quentin Ponder were each elected as directors of the Company to serve until the next annual meeting of stockholders. Jay Palmer, Carrie Dwyer and Donica Holt, the nominees appointed by Spirit Bear Limited, were not elected as directors to the Company.

The stockholders approved the non-binding proposal to approve the proposed compensation disclosed in the Proxy Statement for the Company's executive officers who are named in the Proxy Statement's Summary Compensation Table.

The stockholders approved the non-binding proposal to hold an advisory vote on executive compensation annually.

The final voting results on these matters at the Meeting are set forth below. There were no broker non-votes for any of the proposals.

Proposal 1:  To authorize the amendment of the Company’s Bylaws to provide that at the annual meeting of stockholders the directors be elected by a majority of the outstanding shares entitled to vote.

Votes For	Votes Against	Votes Abstained

36,772,760	10,018,640	189,900

Proposal 2:  To elect the directors to the Company’s Board of Directors:

	Votes For	Votes Against	Votes Abstained
Tim Hassett	36,047,279	10,003,240	930,781
Judson Bibb	33,775,060	13,008,840	197,400
Quentin Ponder	34,028,300	12,755,600	197,400
Jay Palmer	10,058,900	36,715,000	207,400
Carrie Dwyer	10,062,140	36,711,760	207,400
Donica Holt	10,056,540	36,717,260	207,500

Proposal 3:  To ratify the executive compensation:

Votes For	Votes Against	Votes Abstained

36,391,260	10,397,840	192,200

Proposal 4:  The frequency of stockholder votes on compensation:

1 Year	2 Years	3 Years	Abstained

45,288,000	1,500,000	1,000	192,300

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.7	Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HPEV INC.
(Registrant)

Date: January 17, 2014	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)